UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

OTIS WORLDWIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Carrier Place

Farmington, Connecticut 06032

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 674-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OTIS	New York Stock Exchange

Introductory Note

On September 23, 2021, Otis Worldwide Corporation (“Otis”) announced its intention to acquire all of the issued and outstanding shares of Zardoya Otis, S.A. (“Zardoya”) not owned by Otis or its subsidiaries in an all-cash voluntary tender offer at a price of €7.00 per share in cash and delist Zardoya from the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Tender Offer”). The price per share to be paid in the Tender Offer was adjusted to €6.93 as a result of the dividend paid by Zardoya on October 11, 2021. The Tender Offer is subject to approval by the Comisión Nacional del Mercado de Valores (the “CNMV”), which is the Spanish government agency responsible for the regulation of Spanish securities markets.

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Tender Offer, on September 22, 2021, Opal Spanish Holdings, S.A.U. (“OSH”) entered into a CNMV Guarantees Issuance Agreement (as amended, modified or supplemented, the “Guarantees Issuance Agreement”), with the CNMV guarantee providers from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent. Pursuant to the Guarantees Issuance Agreement, the CNMV guarantee providers committed to issue to the CNMV guarantees (“Avales”) in an amount equal to the total purchase price of the Tender Offer, which was originally €1.65 billion, as required by the Spanish takeover code. In connection therewith, on September 22, 2021, Otis entered into a Company Guarantee Agreement with Morgan Stanley Senior Funding, Inc., as administrative agent, pursuant to which Otis agreed to guarantee the payment obligations of OSH under the Guarantees Issuance Agreement.

Also in connection with the Tender Offer, on September 22, 2021, Otis entered into a Bridge Loan Credit Agreement (as amended, modified or supplemented, the “Bridge Credit Agreement”), as guarantor, with OSH, as borrower, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent. The Bridge Credit Agreement provided OSH with a €1.65 billion term loan facility.

On November 12, 2021, the net proceeds from the offering of Notes (as defined and discussed below) were, together with cash on hand, placed in a segregated account of OSH. In connection therewith and in compliance with the Spanish takeover code, on November 12, 2021, OSH terminated the Avales issued to the CNMV pursuant to the CNMV Guarantees Agreement and Otis and OSH voluntarily terminated the commitments outstanding under the Bridge Credit Agreement and the Guarantees Issuance Agreement, respectively.

The Guarantees Issuance Agreement, Company Guarantee Agreement and Bridge Credit Agreement were filed on Otis’ Current Report on Form 8-K with the SEC on September 23, 2021.

Several of the lenders and the CNMV guarantee providers under the Bridge Credit Agreement and the Guarantees Issuance Agreement, respectively, and their respective affiliates have various relationships with Otis and its subsidiaries involving the provision of financial services, including investment banking, commercial banking and advisory for which they receive customary fees and may do so in the future.

Section 8 – Other Events

Item 8.01. Other Events.

On November 12, 2021, Highland Holdings S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Grand Duchy of Luxembourg, having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, and registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B237108 (“Highland”), an indirect wholly-owned subsidiary of Otis, issued €500,000,000 aggregate principal amount of 0.000% Notes due 2023 (the “2023 Notes”), €600,000,000 aggregate principal amount of 0.318% Notes due 2026 (the “2026 Notes”) and €500,000,000 aggregate principal amount of 0.934% Notes due 2031 (the “2031 Notes” and, together with the 2023 Notes and the 2026 Notes, the “Notes”). Each series of Notes are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by Otis (Otis’ guarantee of each such series, a “Parent Guarantee” and, collectively, the “Parent Guarantees”).

The Notes were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement that on Form S-3ASR (File No. 333-240269), as amended on October 26, 2021 by Post-Effective Amendment No. 1 filed by Otis and Highland. On November 5, 2021, Otis and Highland filed with the SEC a Prospectus Supplement dated as of November 4, 2021 (the “Prospectus Supplement”) containing the final terms of the Notes pursuant to Rule 424(b)(2) of the Act.

In connection with the offer and sale of the Notes, Otis and Highland entered into an Underwriting Agreement, dated as of November 4, 2021 (the “Underwriting Agreement”), with Morgan Stanley & Co. International plc, HSBC Continental Europe and JP Morgan AG, as representatives of the underwriters named in Schedule A thereto (the “Underwriters”) and the other Underwriters party thereto. A copy of the Underwriting Agreement has been filed as exhibit 1.1 to the Form 8-K filed on November 5, 2021. The Notes were issued under the Indenture, dated as of November 12, 2021 (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 1, dated as of November 12, 2021 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), in each case among Otis, Highland and The Bank of New York Mellon Trust Company, N.A., as trustee. The Base Indenture and the Supplemental Indenture have been filed as exhibits 4.1 and 4.2 to this Current Report and are incorporated herein by reference. The form of the 2023 Notes, the form of the 2026 Notes and the form of the 2031 Notes have been filed as exhibits 4.3, 4.4 and 4.5 to this Current Report and are incorporated herein by reference.

The net proceeds to Highland from the sale of the Notes, after the Underwriter’s discount and offering expenses, are estimated to be approximately €1.6 billion, or $1.8 billion, based on the euro/U.S. dollar rate of exchange as of October 29, 2021. Otis intends to use the net proceeds of the offering of the Notes to purchase shares of Zardoya, whether pursuant to the Tender Offer or otherwise, and to pay fees and expenses in connection therewith.

The 2023 Notes bear interest at the rate of 0.000% per annum and mature on November 12, 2023. The 2026 Notes bear interest at a rate of 0.318% per annum and mature on December 15, 2026. The 2031 Notes bear interest at a rate of 0.934% per annum and mature on December 15, 2031. Interest on the 2023 Notes will be payable on November 12 of each year, beginning on November 12, 2022. Interest on the 2026 Notes and the 2031 Notes will be payable on December 15 of each year, beginning on December 15, 2022. Highland may redeem any series of Notes, in whole or in part, at any time at the applicable redemption price described in the Prospectus Supplement. In addition, each series of Notes may be redeemed in whole, but not in part, at any time at Highland’s option in the event of certain developments affecting tax laws of the Grand Duchy of Luxembourg, the United States or another relevant taxing jurisdiction, as described in the Prospectus Supplement.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Base Indenture), unless Highland has exercised its right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Notes will have the right to require Highland to purchase all or a portion of such holder’s Notes pursuant to an offer as described in the Prospectus Supplement at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined in the Base Indenture).

The Notes and the Parent Guarantees are unsecured, unsubordinated obligations of Highland and Otis, respectively, and rank equally in right of payment with all of Highland’s and Otis’ respective existing and future unsecured, unsubordinated indebtedness. The Notes were issued in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

For the relevant terms and conditions of the Underwriting Agreement, the Indenture and the Notes, please refer to the Prospectus Supplement. The descriptions of the Underwriting Agreement, the Indenture and the Notes herein and in the Prospectus Supplement are summaries and are qualified in their entirety by the terms of the Underwriting Agreement, the Indenture and the Notes, respectively.

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Act.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of November 12, 2021, among Otis Worldwide Corporation, Highland Holdings S.à r.l. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Supplemental Indenture No. 1, dated as of November 12, 2021, among Otis Worldwide Corporation, Highland Holdings S.à r.l and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Form of 0.000% Note due 2023 (included in Exhibit 4.2 hereto).
4.4	Form of 0.318% Note due 2026 (included in Exhibit 4.2 hereto).
4.5	Form of 0.934% Note due 2031 (included in Exhibit 4.2 hereto).
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.
5.2	Opinion of NautaDutilh Avocats Luxembourg S.à r.l.
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
23.2	Consent of NautaDutilh Avocats Luxembourg S.à r.l (included in Exhibit 5.2).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTIS WORLDWIDE CORPORATION
(Registrant)

Date: November 12, 2021	By:	/s/ Rahul Ghai
Rahul Ghai
Executive Vice President & Chief Financial Officer